Exhibit 10.2

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (the “Agreement”), dated as of June 26, 2009, is by and between Quantum Corporation, a Delaware corporation (the “Purchaser”), and Tennenbaum Multi-Strategy Master Fund, a Cayman Islands partnership trust (the “Seller”).

RECITAL

WHEREAS, the Purchaser desires to purchase $50,720,000 in aggregate principal amount of its 4.375% Convertible Subordinated Notes (the “Notes”) and all rights attendant to the Notes from the Seller at a price of $950.00 per $1,000.00 of aggregate principal amount, for an aggregate purchase price of $48,184,000, plus any accrued and unpaid interest on the Notes, and the Seller hereto desires that the Purchaser purchase the Notes.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree, jointly and not severally, as follows:

1. Purchase of the Notes. The Seller hereby agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, all of the Notes, including all rights attendant to the Notes, for an aggregate purchase price of $48,184,000 plus any accrued and unpaid interest on the Notes to and including the Closing Date (as defined below) (the “Purchase Price”). On July 1, 2009 (the “Closing Date”), the Purchaser shall pay the Purchase Price to the Seller by wire transfer of immediately available funds to an account designated by the Seller. On the Closing Date, the Seller shall transfer the Notes to the Purchaser.

2. Representations by the Seller. The Seller represents and warrants to the Purchaser that the Seller beneficially owns the Notes and has the absolute and unrestricted right, power and authority to sell, transfer and assign the Notes to the Purchaser pursuant to this Agreement, in each case free and clear of any liens, claims, pledges, options, rights of first offer, rights of first refusal or other encumbrances (collectively, “Liens”). The Seller further represents and warrants to the Purchaser that (i) upon consummation of the purchase and sale of the Notes as provided in this Agreement, the Purchaser shall receive good and marketable title to the Notes, free and clear of any Liens, other than any Liens created by the Purchaser, and (ii) no consent, approval or authorization of or notice to any third party is necessary in connection with the sale, purchase or delivery of the Notes as provided herein.

3. Miscellaneous.

(a) This Agreement may be amended only by written agreement between the Purchaser and the Seller.

(b) This Agreement shall be governed by and construed under the laws of the State of New York, without regard to its rules governing conflicts of laws.

(c) This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and supersedes all prior discussions and agreements.

(d) This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

(e) This Agreement may be executed in counterparts, each of which shall be deemed an original.

(f) The parties hereto agree to execute any additional documents necessary to carry out the purposes of this Agreement.

(g) Any party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party thereafter from enforcing each and every other provision of this Agreement. The rights granted herein are cumulative and shall not constitute a waiver of any party’s right to assert all other legal remedies available to it under the circumstances.

(h) In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(i) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

(j) Each party hereto acknowledges and agrees that it has been represented, or had the opportunity to be represented, by independent counsel of its own choosing and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and their meaning, intent and legal effect (including with respect to tax matters), and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

(Signature Pages Follow)

The parties hereto have executed this Stock Purchase Agreement as of the day and year first set forth above.

PURCHASER:

QUANTUM CORPORATION

By:	/s/ Shawn Hall
Name:	Shawn Hall
Title:	SVP, General Counsel

SELLER:

TENNENBAUM MULTI-STRATEGY MASTER FUND

By:	Tennenbaum Capital Partners, LLC
Its:	Investment Advisor

By:	/s/ Eric Pagel
Name:	Eric Pagel
Title:	Managing Partner